UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

PHILLIPS EDISON - ARC GROCERY CENTER REIT II, INC.

(Exact name of registrant specified in its charter)

Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information required in Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 2, 2014, Phillips Edison - ARC Grocery Center REIT II Inc. (the “Company” or “Parent Entity”), Phillips Edison - ARC Grocery Center Operating Partnership II, L.P., (the “Operating Partnership” or “Borrower”), certain subsidiaries of the Parent Entity (the “Guarantors”), KeyBank National Association (“KeyBank”), in its capacity as administrative agent, swing line lender and letter of credit issuer, JPMorgan Chase Bank, N.A., in its capacity as syndication agent, Bank of America, N.A., Wells Fargo Bank, National Association, MUFG Union Bank, N.A. as Co-Documentation Agents, and certain other lenders, entered into a $200 million revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility includes a sublimit of $20 million for swing line loans and a sublimit of $20 million for letters of credit. The Revolving Credit Facility provides the Operating Partnership with the ability from time to time to (i) increase the size of the Revolving Credit Facility up to a total of $700 million. The Revolving Credit Facility will be guaranteed by the Parent Entity and until (i) the Security Interests Release Date occurs (as defined below), the Revolving Credit Facility will be secured by the equity interests in each subsidiary guarantor (the “Collateral”), and (ii) a Borrowing Base Termination Event (as defined below) occurs, the Revolving Credit Facility will be guaranteed by the subsidiary guarantors. A Security Interests Release Date will occur if, so long as no default or event of default has occurred and is continuing: (a) the Parent Entity has raised in excess of $200 million of gross equity, (b) the total asset value exceeds $400 million, and (c) the Collateral is released upon the Borrower’s request. A Borrowing Base Termination Event will occur if: (a) the Parent Entity obtains an investment grade rating or (b) so long as no default or event of default has occurred and is continuing, (i) the total asset value exceeds $1.5 billion and (ii) the aggregate occupancy of all unencumbered properties is greater than or equal to 80%.

The Revolving Credit Facility matures on July 2, 2018 and contains two six-month extension options that the Operating Partnership may exercise upon payment of an extension fee equal to 0.075% of the total commitments under the Revolving Credit Facility at the time of each extension and subject to certain other conditions. Amounts outstanding under the Revolving Credit Facility will bear interest at either (1) the sum of (a) the highest of (x) the prime rate announced by KeyBank from time to time, (y) one-month LIBOR plus 1.0% or (z) the federal funds effective rate plus 0.50%, plus (b) (x) prior to the occurrence of the Security Interests Release Date, 0.80% to 1.60%, and (y) after the occurrence of the Security Interests Release Date, 0.30% to 1.10%, in each case depending upon the Company’s then current leverage ratio (the “Base Rate”) or (2) LIBOR plus (a) prior to the occurrence of the Security Interests Release Date, 1.80% to 2.60%, and (b) after the occurrence of the Security Interests Release Date, 1.30% to 2.10%, in each case depending upon the Company’s then current leverage ratio (the “LIBOR Rate”). The Operating Partnership has the option to elect whether advances under the Revolving Credit Facility will incur interest at either the Base Rate or the LIBOR Rate; however, all swing line loans are to incur interest at the Base Rate. The Operating Partnership must pay to Key Bank a quarterly unused facility fee that equals the amount of the Revolving Credit Facility unused by the Operating Partnership on a given day multiplied by either (i) 0.15% if 50% or more of the Revolving Credit Facility is being used or, (ii) 0.25% if less than 50% of the Revolving Credit Facility is being used.

The Revolving Credit Facility requires monthly payments of accrued unpaid interest. The Operating Partnership has the right to prepay any outstanding amount at any time with no prepayment penalty or premium. The Company has guaranteed the Operating Partnership’s obligations under the Revolving Credit Facility.

Availability under the Revolving Credit Facility is subject to compliance with a borrowing base and the Revolving Credit Facility requires adherence to certain financial covenants, including, but not limited to (a) prior to the Security Interests Release Date: (i) a maximum leverage ratio; (ii) a minimum fixed charge coverage ratio; (iii) minimum tangible net worth; (iv) maximum total other recourse indebtedness; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value; and (vi) a ratio of minimum unencumbered NOI to mortgageability ratio; and (b) after the Security Interests Release Date: (i) a maximum leverage ratio; (ii) a maximum secured leverage ratio; (iii) a minimum fixed charge coverage ratio; (iv) minimum tangible net worth; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value; and (vi) a ratio of minimum unencumbered NOI to mortgageability ratio.

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 9, 2014, the Company held its annual meeting of stockholders at 222 S. Main Street, Suite 1730, Salt Lake City, Utah 84101. The matter submitted to the stockholders for a vote was the election of six directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

The nominees submitted for election as directors were Jeffrey S. Edison, William M. Kahane, C. Ann Chao, David W. Garrison, Mark McDade, and Paul J. Massey, Jr. The number of votes cast for and the number of votes withheld for each of the director nominees were as follows:

Name	Votes For	Votes Withheld
Jeffrey S. Edison	1,929,485.3790	66,618.5410
William Kahane	1,930,285.3790	65,818.5410
Catherine A. Chao	1,928,060.4560	68,043.4640
David W. Garrison	1,930,285.3790	65,818.5410
Mark McDade	1,930,285.3790	65,818.5410
Paul J. Massey, Jr.	1,930,285.3790	65,818.5410

All of the nominees were elected to serve as directors until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Item 8.01. Other Events.

Press Release

On July 9, 2014, the Company issued a press release announcing its entry into the Revolving Credit Facility. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON - ARC GROCERY CENTER REIT II INC.

Dated: July 9, 2014
	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 9, 2014